UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 18, 2021

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held on May 18, 2021. The results of voting on each of the matters submitted to a vote are set forth below.

The following table presents the voting results of the election of Class I directors at this meeting:

Name	Votes For	Votes Withheld	Broker Non-Votes
Ms. Sarah J. Anderson	27,193,469	301,331	4,857,469
Mr. Steven D. Davis	27,279,404	215,396	4,857,469
Ms. Anne M. Holloway	25,700,700	1,794,100	4,857,469
The advisory vote on the compensation of the Company’s named executive officers as described in the Company’s proxy statement, received the votes presented below. 96.8% of the total votes cast either in favor of or against the Company’s executive compensation plan were cast in favor of the plan.
•26,426,827 shares voted in favor
•860,287 shares voted against
•207,686 shares abstained from voting
•4,857,469 shares broker non-votes
Shareholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, with 31,830,867 voting in favor of the appointment, 362,594 shares voting against the appointment and 158,808 shares abstaining from voting on the appointment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY
May 20, 2021	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer